3: E

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 5(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) April 23, 2002

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)

Registrant's telephone number, including area code: (302) 774-1000

Item 5. Other Events

          The Registrant Files, pursuant to Regulation FD, its earnings news release dated April 23, 2002, entitled "DuPont Reports First Quarter 2002 Earnings," a copy of which is below. This earnings news release is also filed in connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-53327, No. 33-61339, No. 33-60069 and No. 333-86363).
April 23, 2002	Contact:	Clif Webb
WILMINGTON, Del.		302-774-4005
r-clifton.webb@usa.dupont.com

DUPONT REPORTS FIRST QUARTER 2002 EARNINGS

Summary

  First quarter 2002 underlying earnings were $.55 per share compared with first quarter 2001 earnings of $.54 per share, in line with the company's recently improved outlook.
  Effective with the current quarter, the company has organized its businesses into five market- and technology-focused growth platforms, and formed DuPont Textiles & Interiors (DTI). Work continues toward separating DTI from the company, with a year-end 2003 completion goal.
  First quarter results showed encouraging signs of volume momentum. Setting aside seasonal increases in the Agriculture and Nutrition segment, the remaining segments showed a 6 percent sequential volume increase in the United States. U.S. increases were offset by declines in Asia and Latin America, resulting in sequentially flat worldwide volumes. This was the first quarter since the economic downturn began that worldwide volumes did not decline sequentially for these businesses.
  Segment sales in the first quarter 2002 were $6.8 billion. On a comparable business basis, sales were 8 percent lower than last year, reflecting 2 percent lower volume, a 2 percent negative impact from currency, and 4 percent lower local prices.
  DuPont and Monsanto announced a broad-reaching business agreement giving both companies cross-licenses for enabling technologies to better serve customers. The companies also agreed to dismiss all pending lawsuits, fully resolving a number of important business and patent disputes between them.
  One-time items in the quarter totaled a net charge of $.07 per share, bringing reported earnings to $.48 per share.

Earnings Comparisons

($ per share diluted)

	1Q'02	1Q'01
Underlying	.55	.54
One-Time Items	(.07)	(.07)
Reported	.48	.47

        "It is clear that the actions we took last year are beginning to pay off. We have removed costs from our company, focused on businesses where we can win, and increased our competitiveness in a way that is real and sustainable," said Charles O. Holliday, Jr., DuPont chairman and chief executive officer. "During the first quarter, we also embarked on the next major step to increase shareholder value. We are aggressively targeting growth by aligning our businesses in five market- and technology-based platforms, while creating a Textiles and Interiors subsidiary that will be separated from the company by year-end 2003. Our leadership and employees are focused and determined to meet these goals."

Global Sales and Income

          For the quarter, consolidated sales totaled $6.1 billion compared to $6.9 billion in 2001. Segment sales, including transfers and a pro rata share of sales by equity affiliates, were $6.8 billion, down 11 percent from $7.6 billion in 2001. Net income before one-time items was $552 million versus $567 million in 2001, resulting in earnings per share of $.55 compared to $.54 last year. Average outstanding shares decreased 4 percent. Underlying earnings reflect higher Agriculture & Nutrition and Pharmaceuticals segment results offset by reduced earnings across the company's other segments. Excluding Agriculture & Nutrition and Pharmaceuticals, results versus prior year principally reflect lower local selling prices, a stronger U.S. dollar and weaker volumes, partly offset by lower raw material costs. Improved Agriculture & Nutrition results reflect in part a benefit from the absence of goodwill amortization as the result of new accounting rules adopted in 2002.

          Net income including one-time items was $479 million, compared to $495 million in the first quarter of 2001, resulting in earnings per share of $.48 compared to $.47 last year. One-time items are described in the notes to the accompanying financial statements and are summarized in the table below:

ONE-TIME ITEMS

	$MM Pretax		$MM After-Tax		($ Per Share)
	2002	2001	2002	2001	2002	2001
Argentina - Dollar to Peso Conversion	(63)		(63)		(.06)
Withdrawal from DTI Polyester JV	(39)		(29)		(.03)
Litigation Settlement - DTI Nylon JV	30		19.02
Adoption of SFAS 133*		19		11.01
Purchase Accounting - Pioneer		(133)		(83)		(.08)
1st Quarter - Total	(72)	(114)	(73)	(72)	(.07)	(.07)

*

Reflects the cumulative effect of a change in accounting principle. Effective January 1, 2001, the company adopted SFAS 133 - "Accounting for Derivative Instruments and Hedging Activities," as amended.

Segment Sales

          Regional segment sales and related variances for the first quarter 2002 compared with the first quarter 2001 are summarized below:

	Segment Sales		% Change Due To
	1Q'02 $B	% Change vs. 1Q'01	Local Price	Currency Effect	Volume	Acquisition/ Divestiture*
Worldwide	6.8	(11)	(4)	(2)	(2)	(3)
U.S.	3.4	(11)	(4)	0	(2)	(5)
Europe	1.8	(14)	(4)	(4)	(2)	(4)
Asia Pacific	1.0	(12)	(5)	(4)	(2)	(1)
Canada, Mexico, South America	0.6	(10)	(3)	(2)	(2)	(3)

*	Includes impact of the sale of Pharmaceuticals and selected polyester businesses and withdrawal from the Benlate® fungicide business.

  Sales volume declined 2 percent worldwide and in the three major regions. Higher volumes in the Agriculture & Nutrition, Coatings & Color Technologies, and Performance Materials segments partly offset lower volumes in the other segments.
  Local prices were down 4 percent worldwide and 4 to 5 percent in the three major regions. Currency impact reduced sales by an additional 4 percent in regions outside of the United States.

Business Segment Performance

          Summarized below are comments on individual segment results excluding one-time items for the first quarter 2002 compared to first quarter 2001:

  Agriculture & Nutrition - Sales increased 4 percent and ATOI increased 27 percent primarily reflecting higher sales of crop production and food ingredient products worldwide together with lower fixed costs. Eleven percentage points of the 27 percent improvement in ATOI resulted from the required adoption of SFAS 142 that eliminated the amortization of goodwill and indefinite-lived intangibles.
  Coatings & Color Technologies - Sales decreased 6 percent principally reflecting lower prices in OEM coatings and white pigment products. ATOI was down $55 million reflecting lower sales.
  Electronic & Communication Technologies - Sales and ATOI decreased 26 percent and 61 percent, respectively. Most of this segment's major markets remain below last year's levels, particularly the electronics and wire and cable industries that continue to be depressed. Despite lower costs, after-tax margins have been squeezed by lower prices and significantly lower volume.
  Performance Materials - ATOI declined 11 percent on 5 percent lower sales as lower selling prices more than offset the benefits of lower raw material costs. Sales volumes of nylon resins and packaging polymers were up reflecting stronger demand in both the motor vehicle and packaging markets.
  Pharmaceuticals - ATOI was $51 million versus a first quarter 2001 loss of $64 million. Last year's first quarter reflects operating losses from DuPont Pharmaceuticals, which was divested October 1, 2001.
  Safety & Protection - Sales decreased 14 percent and ATOI declined 22 percent. Lower sales principally reflected lower volumes for industrial chemicals. Sales volumes were down moderately for Tyvek® and solid surface products, with more significant declines in aramid products.
  Textiles & Interiors - Sales declined 15 percent and ATOI 55 percent, as lower selling prices more than offset lower raw material costs. Significant volume gains in nylon flooring and spandex products were more than offset by lower prices. Other apparel fiber prices and volumes were both down significantly, reflecting continued sector weakness, particularly in the United States.

Second Quarter Outlook

          DuPont expects business conditions in the United States and possibly in Europe to continue to improve, bringing sequential volume increases in the second quarter to most of its businesses. The company has not changed its view that a significant period of demand growth is needed to absorb capacity before pricing strengthens in the manufacturing sector.

          Therefore, the company expects sequential volume momentum and year-over-year lower raw materials costs to benefit results. These positives will likely be mitigated by a continued strong dollar and difficult price environment.

          Taking all of these factors into account, the company anticipates second quarter underlying earnings per share to show double-digit improvement versus the prior year and to be about equal to first quarter 2002 underlying earnings per share of $0.55.

          "We have placed our emphasis on growth in large markets with unmet needs where customers have a willingness to reward our strengths - creative solutions based on scientific know-how and innovation," said Holliday. "Across the company, our people are committed to drive growth and improve productivity. We are on the right track."

Forward-Looking Statements: This news release contains forward-looking statements based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company's strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by DuPont, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; and seasonality of sales of agricultural products.

# # #

4/23/02

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

	Three Months Ended
CONSOLIDATED INCOME STATEMENT	March 31
(Dollars in millions, except per share)	2002	2001

SALES	$6,142	$6,859
Other Income(a)	57	170

Total	6,199	7,029

Cost of Goods Sold and Other Operating Charges(b)	3,984	4,486
Selling, General and Administrative Expenses	645	757
Depreciation	305	327
Amortization of Goodwill and Other Intangible Assets(c)	51	112
Research and Development Expense	287	410
Interest Expense	90	178
Employee Separation Costs and Write-Down of Assets(d)	9	-

Total	5,371	6,270

INCOME BEFORE INCOME TAXES AND MINORITY INTERESTS	828	759
Provision for Income Taxes	328	272
Minority Interests in Earnings of Consolidated Subsidiaries	21	3

INCOME BEFORE CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE	479	484
Cumulative Effect of a Change in Accounting Principle, Net of Income Taxes(e)	-	11

NET INCOME	$ 479	$ 495

BASIC EARNINGS PER SHARE OF COMMON STOCK(f)
Income before Cumulative Effect of a Change in Accounting Principle	$ .48	$ .46
Cumulative Effect of a Change in Accounting Principle	-	.01

Net Income	$ .48	$ .47

DILUTED EARNINGS PER SHARE OF COMMON STOCK(f)
Income before Cumulative Effect of a Change in Accounting Principle	$ .48	$ .46
Cumulative Effect of a Change in Accounting Principle	-	.01

Net Income	$ .48	$ .47

DIVIDENDS PER SHARE OF COMMON STOCK	$ .35	$ .35

FOOTNOTES TO CONSOLIDATED INCOME STATEMENT
  First quarter 2002 includes an exchange loss of $63 resulting from the mandatory conversion of the Company's U.S. dollar-denominated trade receivables to Argentine pesos and moving from a preferential to a free-market exchange rate.
  First quarter 2001 includes a charge of $133 resulting from the sale of acquired Pioneer inventories which, in accordance with purchase accounting rules, were recorded at estimated fair value on October 1, 1999.
  On January 1, 2002, the Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets," which requires that goodwill and indefinite-lived intangible assets no longer be amortized; amortization expense of $45 was recorded in first quarter 2001 for such assets.

  Under the new standard, the Company must measure by the end of 2002 the amount, if any, of goodwill impairment. The Company currently expects to complete the necessary tests and finalize the amount of any impairment charges by no later than the end of the third quarter 2002. Based on work to-date, preliminary indications are that a potential impairment exists in two reporting units (Pioneer Hi-Bred International Inc., and DuPont Flooring Systems Inc.). The recorded goodwill in these units totals $2,900 at December 31, 2001. First quarter 2002 results will be restated to include a "Change in Accounting Principle" adjustment for any goodwill impairment charges as required by SFAS No. 142.

  First quarter 2002 includes a charge of $39 to withdraw from a polyester joint venture in China. This charge is partly offset by a $30 gain resulting principally from a favorable litigation settlement associated with exiting a nylon joint venture in China.
  On January 1, 2001, the company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended.

(f) Earnings per share are calculated on the basis of the following average number of common shares outstanding:

	Three Months Ended
	March 31
	Basic	Diluted

2002	995,776,462	1,001,260,784
2001	1,042,168,259	1,047,973,561

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

	Three Months Ended
CONSOLIDATED SEGMENT INFORMATION(a)	March 31
(Dollars in millions)	2002	2001

SEGMENT SALES(b)
Agriculture & Nutrition	$1,587	$1,520
Coatings & Color Technologies	1,137	1,205
Electronic & Communication Technologies	578	784
Performance Materials	1,152	1,207
Pharmaceuticals	-	205
Safety & Protection	828	965
Textiles & Interiors	1,450	1,697
Other	26	52

Total Segment Sales	6,758	7,635

Elimination of Transfers	(95)	(146)
Elimination of Equity Affiliate Sales	(523)	(628)
Miscellaneous	2	(2)

CONSOLIDATED SALES	$6,142	$6,859

AFTER-TAX OPERATING INCOME (LOSS)
Agriculture & Nutrition(c)	$ 323	$ 172
Coatings & Color Technologies	85	140
Electronic & Communication Technologies	45	115
Performance Materials	85	95
Pharmaceuticals	51	(64)
Safety & Protection	103	132
Textiles & Interiors(d)	19	64
Other	(20)	(3)

Total Segment ATOI	691	651

Interest & Exchange Gains and Losses(e)	(122)	(97)
Corporate Expenses	(78)	(70)
Corporate Minority Interest(f)	(12)	-

Income from Operations	479	484

Cumulative Effect of a Change in Accounting Principle	-	11

NET INCOME	$ 479	$ 495

FOOTNOTES TO CONSOLIDATED SEGMENT INFORMATION

(a) Segment data for 2001 has been reclassified to reflect the Company's realignment of its businesses into five market- and technology-focused growth platforms, and the formation of a Textiles & Interiors subsidiary. The Company retained its Pharmaceuticals segment.
  Includes pro rata share of equity affiliate sales and transfers. Excludes sales of intermediates by DuPont to joint ventures within the Textiles & Interiors segment.
  First quarter 2001 includes a charge of $83 resulting from the sale of acquired Pioneer inventories.
  First quarter 2002 includes a charge of $29 to withdraw from a polyester joint venture in China. This charge is partly offset by a $19 gain resulting principally from a favorable litigation settlement associated with exiting a nylon join venture in China.
  First quarter 2002 includes an exchange loss of $63 resulting from the mandatory conversion of the Company's U.S. dollar-denominated trade receivables to Argentine pesos and moving from a preferential to a free-market exchange rate.
  Represents a rate of return to minority interest investors who made capital contributions during 2001 to consolidated subsidiaries.

E. I. DUPONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SEGMENT SALES(a)

(1st QUARTER 2002 VS. 1st QUARTER 2001)

	Segment Sales
	Three Months Ended		Percentage Change Due to:
	March 31		U.S.$
	$	% Change	Price	Volume	Other(b)

Agriculture & Nutrition	$1,587	4%	-	4%
Coatings & Color Technologies	1,137	(6)	(7)%	1
Electronic & Communication Technologies	578	(26)	(13)	(13)
Performance Materials	1,152	(5)	(7)	2
Pharmaceuticals	-	(100)	-	-	(100)%
Safety & Protection	828	(14)	(1)	(13)
Textiles & Interiors	1,450	(15)	(11)	-	(4)
Other	26	(50)	-	(15)	(35)

Total	$6,758	(11)%	(6)%	(2)%	(3)%
(a)	Includes transfers and pro rata share of equity affiliate sales.
(b)	Reflects sales decrease due to pharmaceuticals divestiture, divestiture of certain polyester businesses,
And withdrawal from Benlate® fungicide.

SEGMENT INFORMATION	Three Months Ended
EXCLUDING IMPACT OF ONE-TIME ITEMS -	March 31
(Dollars in millions)	2002	2001	% Chg.

AFTER-TAX OPERATING INCOME (LOSS)
Agriculture & Nutrition	$ 323	$ 255	27%
Coatings & Color Technologies	85	140	(39)
Electronic & Communication Technologies	45	115	(61)
Performance Materials	85	95	(11)
Pharmaceuticals	51	(64)	N/M
Safety & Protection	103	132	(22)
Textiles & Interiors	29	64	(55)
Other	(20)	(3)	N/M

Total Segment ATOI	701	734	(4)

Interest & Exchange Gains and Losses	(59)	(97)
Corporate Expenses	(78)	(70)
Corporate Minority Interest	(12)	-

INCOME FROM OPERATIONS	$ 552	$ 567	(3)%

E. I. DUPONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

FINANCIAL SUMMARY

(Dollars in millions, except per share)
	Three Months Ended
	March 31
	2002	2001	% Chg.
Selected Income Statement Data -
Excluding Impact of One-Time Items
And Cumulative Effect of a Change
In Accounting Principle

Consolidated Sales	$6,142	$6,859	(10)%
Segment Sales	6,758	7,635	(11)
Segment ATOI	701	734	(4)
EBIT	1,005	1,086	(7)
EBITDA	1,361	1,525	(11)
Income from Operations	552	567	(3)
EPS - Diluted	0.55	0.54	2

1st Quarter 2002 Vs.
1st Quarter 2001

Segment ATOI Variance Analysis -
Excluding Impact of One-Time Items

Local Prices	$(195)
Volume	(35)
Costs	75
Currency	(20)
Other (Primarily Pharmaceuticals)	142

Total	$ (33)

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ D. B. Smith
D. B. Smith
Assistant Controller

April 23, 2002